EXHIBIT 10.8

                            STOCK PURCHASE AGREEMENT

         THIS AGREEMENT, made and entered into as of the 10th day of February, 1997, by and between Edgar W. Blanch, Jr. (the "Seller"), and E.W. Blanch Holdings, Inc., a Delaware corporation (the "Company").

                                  WITNESSETH:

         WHEREAS, the Seller is the beneficial owner of 1,536,002 shares of common sock, $.01 par value, of the Company and desires to sell 750,000 shares of such stock (the "Stock") to the Company pursuant to the terms and conditions hereinafter set forth; and

         WHEREAS, a committee comprised solely of the outside members of the Company's Board of directors (the "Committee") has determined that it would be in the best interests of the Company and its stockholders to purchase the Stock from Seller pursuant to the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the parties hereto hereby agree as follows:

         1. Seller agrees to sell to the Company, and the Company agrees to purchase from Seller, all of the right, title and interest of Seller in and to the Stock at the Closing (as defined in Paragraph 3) on the terms and subject to the conditions set forth in this Agreement.

         2. The purchase price for the Stock is $19.40 per share, or an aggregate price of $14,550,000 (the "Purchase Price"), payable in the manner provided in Paragraph 3.

         3. The closing of the transaction contemplated by this Agreement (the "Closing") will take place at the offices of the Company at 12:00 noon, C.S.T., on February 14, 1997, or at such other place and on such other date as is mutually agreeable to the Company and Seller. The parties agree to consummate the following transactions at Closing.

                  (a) Seller will assign and transfer to the Company good and marketable title in and to the Stock, free and clear of all liens, security interests, charges, pledges, mortgages or other encumbrances, by delivering to the Company a stock certificate or certificates representing the Stock, duly endorsed for transfer or accompanied by duly executed stock powers endorsed in blank with requisite stock transfer tax stamps, if any, attached; and

                  (b) the Company shall deliver to Seller the Purchase Price by wire transfer of immediately available funds to the account designated by Seller to the Company prior to the Closing;

         4. Seller represents and warrants to the Company that (a) Seller is the sole owner of the Stock, (b) Seller has good and marketable title in and to the Stock, (c) the Stock is free and clear of all liens, security interests, charges, pledges, mortgages or other encumbrances, (d) there is no legal action, suit or governmental proceeding or investigation pending or, ot Seller's knowledge, threatened against Seller which in any way adversely affects or prevents the sale and delivery of the Stock to the Company or the performance by Seller of the transactions contemplated hereby, and (e) the execution, delivery and performance of this Agreement by Seller will not result in a breach or violation of or constitute a default by Seller under any agreement, instrument or order to which Seller is a party or by which Seller or the Stock is bound.

         5. In consideration of the purchase of the Stock by the Company, Seller agrees that, for a period of two years from the date of this Agreement, he will not sell, assign, transfer or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with resect to the sale, assignment, transfer or other disposition, directly or indirectly, of any of the shares of the Company's common stock beneficially owned by Seller as of the date of this Agreement, other than pursuant to this Agreement or except with the prior consent of the Committee or such other committee comprised solely of the outside members of the Company's Board of Directors appointed by the Board of Directors to act as successor to the Committee in connection with any such consent.
         6. The Company makes no representation or warranty to Seller regarding the tax consequences of any payment made to Seller pursuant to this Agreement. Seller will be solely responsible for the payment of any and all taxes of whatever kind that may be due from or payable by Seller in connection with any payment made to Seller pursuant to this Agreement.

         7. It is the intention of the parties that the laws of Delaware shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

         8. This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9. This Agreement shall be binding upon the parties hereto and their respective successors, representatives and assigns. This Agreement may not be assigned without the prior written consent of both parties, and may be amended or modified only in writing signed by both parties.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                   SELLER

                                   /S/ Edgar W. Blanch, Jr.
                                   ------------------------
                                   Edgar W. Blanch, Jr.

                                   E. W. BLANCH HOLDINGS, INC.

                                   BY /S/ Steven G. Rothmeier
                                      -----------------------
                                       Steven G. Rothmeier
                                       On behalf of the Committee